Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of TrailOne, Inc. (a development stage company), of our report dated November 23, 2010 on our audit of the financial statements of TrailOne, Inc. as of September 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on September 9, 2010 through September 30, 2010, and the reference to us under the caption “Experts.”

/s/ M&K CPAS, PLLC
Houston, Texas
November 23, 2010